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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report (Form 10-K) of Jostens, Inc. of our report dated February 2, 1999, included in the 1998 Annual Report to Shareholders of Jostens, Inc.

Our audits also included the financial statement schedule of Jostens, Inc listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Jostens Inc.'s Registration Statement Number 33-40233 on Form S-3 and Registration Statements on Form S-8 (Post-effective Amendment Number 1 to Registration Statement Number 2-95076, 33-19308, 33-58414, 333-00713, 333-13221, 333-13223, 333-56455, and 333-72347)
of our report dated February 2, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of Jostens, Inc.

                                    /s/ Ernst & Young LLP

Ernst & Young LLP

Minneapolis, Minnesota
March 31, 1999